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                                                                     EXHIBIT 5.1



                            HEWLETT-PACKARD COMPANY


                              3000 HANOVER STREET


                        PALO ALTO, CALIFORNIA 94304-1181



November 7, 1995



  Re: Registration Statement on Form S-4


      File No. 33-63643



Ladies and Gentlemen:



     I have examined the Registration Statement on Form S-4 filed by Hewlett-Packard Company ("HP") with the Securities and Exchange Commission on October 24, 1995 (Registration No. 33-63643) and Amendment No. 1 thereto to be filed on or about November 7, 1995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of HP Common Stock, $1.00 par value (the "Shares"). The Shares are to be issued in connection with the merger (the "Merger") of Gemini Project Corporation, a Delaware corporation and wholly-owned subsidiary of HP ("Subsidiary"), with and into Convex Computer Corporation, a Delaware corporation ("Convex"), pursuant to an Agreement and Plan of Merger dated September 21, 1995 among HP, Subsidiary and Convex (the "Merger Agreement") described in the Registration Statement and filed as Annex A thereto. As counsel to HP, I have examined the Merger Agreement and the proceedings proposed to be taken in connection with the Merger and the issuance of the Shares.



     Based upon the foregoing, I am of the opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, the Shares when issued pursuant to the terms of the Merger Agreement will be legally and validly issued, fully paid and nonassessable.



     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" therein.



                                          Sincerely,



                                          D. CRAIG NORDLUND


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                                          D. Craig Nordlund


                                          Associate General Counsel and
                                          Secretary